UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March  17, 2010

USChina Channel Inc.

(Name of Small Business Issuer in its Charter)

 _____Nevada                         7389                       20-4854568

(State or Other      (Primary Standard Industrial       (I.R.S. Employer

Jurisdiction           Classification Code Number)      Identification No.)

Of Organization)

665 Ellsworth Avenue, Connecticut, 06511

      Tel: (203) 844-0809

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________

ITEM 8.01   OTHER EVENTS.

      On March 14, 2010, a special shareholder-meeting of our company held at the company's headquarter. The representatives of 1,132,856 shares, 89.5% of total outstanding common stock joined the vote through personal attendance, e-mail and telephone calls. 100% of them voted yeas for the following three items:

      (a) to separate USChina Taiwan Inc from USChina Channel Inc;

      (b)in the formed new entity, it will issue 10% of USChina Taiwan Inc's common stock to the shareholders of USChina Channel Inc as special dividends. The distribution ratio is 1 for 10. That means one share of USChina Taiwan Inc common stock will issue to the owner of 10 shares of USChina Channel Inc. For every shareholder or per brokerage account, the minimum dividends are 100 shares regardless of how many shares he (she, or the brokerage account) owns; and the remaining 90% of the issued shares will sell to Mr. Hong at par value;

      (c) Ching-Sang Hong was elected as one member of the board of Directors of USChina Taiwan Inc.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2010	USChina Channel Inc. (Registrant)

                                       /s/ Andrew Chien_______

                                       Andrew Chien, Chairman